Exhibit 99.2

BT Intermediate, LLC and Subsidiaries

Phoenix, Arizona

CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

(Review)

BT Intermediate, LLC and Subsidiaries

TABLE OF CONTENTS

Independent Accountants’ Review Report1

Consolidated Balance Sheets3

Consolidated Statements of Operations5

Consolidated Statements of Changes in Member’s Equity6

Consolidated Statements of Cash Flows7

Notes to Consolidated Financial Statements9

Independent Accountants’ Review Report

To the Board of Managers of

BT Intermediate, LLC and Subsidiaries

Phoenix, Arizona

We have reviewed the accompanying consolidated financial statements of BT Intermediate, LLC and Subsidiaries, which comprise the consolidated balance sheets as of March 31, 2021 and 2020, and the related consolidated statements of operations, changes in member’s equity and cash flows for the periods then ended, and the related notes to the consolidated financial statements.  A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountants’ Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Henry + Horne, LLP

Tempe, Arizona

August 17, 2021

BT Intermediate, LLC and Subsidiaries

Consolidated Balance Sheets

March 31, 2021 and 2020

	2021	2020
ASSETS

CURRENT ASSETS
Cash	$5,298,543	$9,857,486
Cash reserved for settlement processing obligations	11,481,276	1,563,976
Accounts receivable	13,856,056	6,115,410
Prepaid expenses and other current assets	685,502	490,726

TOTAL CURRENT ASSETS	31,321,377	18,027,598

PROPERTY AND EQUIPMENT, net	569,399	418,928

OTHER ASSETS
Software, net	29,722,553	30,990,648
Goodwill	66,129,411	59,447,261
Other intangibles, net	71,766,690	75,883,667
Risk reserve deposits	540,000	440,000
Other assets	536,025	45,050

TOTAL OTHER ASSETS	168,694,679	166,806,626

TOTAL ASSETS	$200,585,455	$185,253,152

See accompanying notes.3

BT Intermediate, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS (Continued)

March 31, 2021 and 2020

	2021	2020
LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$2,681,695	$968,232
Accrued liabilities	4,278,055	3,484,342
Due to seller	256,715	-
Loss reserves	50,000	50,000
Settlement processing obligations	13,643,389	1,544,198
Deferred revenue	1,731,255	731,306
Current portion of long-term debt	783,000	783,000

TOTAL CURRENT LIABILITIES	23,424,109	7,561,078

LONG-TERM DEBT, net of current portion and
unamortized debt issuance costs	77,860,032	83,827,238
DEFERRED RENT	33,374	3,245
DEFERRED INCOME TAXES	2,799,393	995,542

TOTAL LIABILITIES	104,116,908	92,387,103

COMMITMENTS AND CONTINGENCIES	-	-

MEMBER'S EQUITY	96,468,547	92,866,049

TOTAL LIABILITIES AND MEMBER'S EQUITY	$200,585,455	$185,253,152

See accompanying notes.4

BT Intermediate, LLC and Subsidiaries

Consolidated Statements of Operations

Three Months Ended March 31, 2021 and 2020

	2021	2020

REVENUES	$14,064,651	$12,549,035

EXPENSES
Transactions and commissions	2,379,269	2,194,709
Operating, general, and administrative expenses	5,495,735	5,712,762
Amortization of software and other intangible assets	3,273,953	3,094,006
Interest expense	1,084,127	1,318,246
Acquisition-related costs	477,138	399,048
Other expense, net	16,627	16,242

TOTAL EXPENSES	12,726,849	12,735,013

INCOME (LOSS) BEFORE INCOME
TAX BENEFIT (PROVISION)	1,337,802	(185,978)

INCOME TAX BENEFIT (PROVISION)	(509,666)	45,839

NET INCOME (LOSS)	$828,136	$(140,139)

See accompanying notes.5

BT Intermediate, LLC and Subsidiaries

Consolidated Statements of Changes in Member’s Equity

Three Months Ended March 31, 2021 and 2020

MEMBER'S EQUITY, BEGINNING OF PERIOD	$94,844,411	$92,895,188

Equity-based compensation	96,000	111,000

Net income (loss)	828,136	(140,139)

Contributions	700,000	-

MEMBER'S EQUITY, END OF PERIOD	$96,468,547	$92,866,049

See accompanying notes.6

BT Intermediate, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Three Months Ended March 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$828,136	$(140,139)
Adjustments to reconcile net loss to net cash provided
by operating activities:
Depreciation and amortization	27,724	37,614
Amortization of debt issuance costs	75,886	75,886
Amortization of software and other intangible assets	3,273,953	3,094,006
Equity-based compensation	96,000	111,000
Deferred income taxes	417,531	(79,088)
(Increase) decrease in:
Accounts receivable	(3,909,574)	(507,828)
Prepaid expenses and other current assets	(165,721)	8,827
Other assets	(193,506)	-
Increase (decrease) in:
Accounts payable	839,850	(11,855)
Accrued liabilities	197,069	191,254
Settlement processing obligations	3,292,453	735,273
Deferred revenue	(242,315)	(349,132)
Deferred rent	9,787	(3,245)

NET CASH PROVIDED BY OPERATING ACTIVITIES	4,547,273	3,162,573

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(43,231)	-
Software development costs	(936,645)	(991,988)
Payment for acquisition, net of cash acquired	(9,273,796)	-

NET CASH USED IN INVESTING ACTIVITIES	(10,253,672)	(991,988)

See accompanying notes.7

BT Intermediate, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Three Months Ended March 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving loan	4,500,000	3,500,000
Payments on revolving loan	-	(1,000,000)
Payments on term loan	(192,687)	(192,687)

NET CASH PROVIDED BY (USED IN)
FINANCING ACTIVITIES	4,307,313	2,307,313

NET INCREASE (DECREASE) IN CASH
AND RESTRICTED CASH	(1,399,086)	4,477,898

CASH AND RESTRICTED CASH AT BEGINNING OF
PERIOD	18,718,905	7,383,564

CASH AND RESTRICTED CASH AT END OF PERIOD	$17,319,819	$11,861,462

RECONCILIATION OF CASH AND RESTRICTED CASH TO AMOUNTS REPORTED IN
THE CONSOLIDATED BALANCE SHEET:
Cash	$5,298,543	$9,857,486
Cash reserved for settlement processing obligations	11,481,276	1,563,976
Risk reserve deposits	540,000	440,000

	$17,319,819	$11,861,462

See accompanying notes.8

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Notes to Consolidated Financial Statements

Nature of Operations

BT Intermediate, LLC, a Delaware limited liability company (“BT Intermediate”), is a holding company for Electronic Payment Providers, Inc. BT Intermediate was organized in September 2016.

Electronic Payment Providers, Inc. dba BillingTree (“BillingTree”), an Arizona corporation, was incorporated in February 2003 to customize payment processing software and automate billing and payment solutions for customers in a variety of industries throughout the United States.

Internet Payment Exchange, Inc. (“iPayX”), a Delaware corporation and 100% owned subsidiary of BillingTree, provides internet-based electronic billing and payment technology solutions to healthcare providers and other industries across the United States.

Blue Cow Software, Inc. and Hoot Payment Solutions, Inc. (collectively, “Blue Cow”), Massachusetts corporations and 100% owned subsidiaries of BillingTree offer business management software and payment processing services to fuel oil and propane dealers.

Stratus Payment Solutions, LLC, a Florida limited liability company and 100% owned subsidiary of BillingTree, provides payment processing solutions to accounts receivable management (“ARM”), healthcare, legal and entertainment industries.

Acquisition

On March 15, 2021, BillingTree acquired 93% of the outstanding shares of Stratus Payment Solutions, LLC (“Stratus”). The acquisition expands BillingTree’s footprint in the ARM industry and expands operations into new industries. The aggregate purchase price was approximately $9,300,000 and was paid in cash of approximately $4,800,000 and borrowings under the Company’s revolving loan of $4,500,000.

Concurrently, the equity holders of Stratus contributed the remaining 7% of the outstanding equity of Stratus to Billing Tree Parent, L.P., in return for common non-voting units of Billing Tree Parent, L.P. having a value of $700,000.  This amount was effectively contributed into BillingTree, such that Stratus, became a wholly owned subsidiary of BillingTree.

Under the terms of the equity purchase agreement, the Company determined that there was an increase to the purchase price of $256,715 associated with adjusted working capital delivered.  This amount is reflected as due to seller on the accompanying consolidated balance sheet as of March 31, 2021 and was paid in April 2021.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquisition (Continued)

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

Cash	$26,204
Accounts receivable	345,130
Prepaid expenses and other current assets	25,981
Customer relationships	4,061,659
Tradename	164,107
Noncompetition agreements	10,257
Goodwill	6,682,150

Total identifiable assets acquired	11,315,488

Accounts payable and accrued liabilities assumed	(40,794)
Creation of deferred tax liability	(1,017,979)

Net assets acquired	$10,256,715

As of the date of the report, the third-party valuation of the acquired intangible assets is in progress.  Accordingly, provisional amounts of customer relationships, tradename, and noncompetition agreements have been recognized based upon management’s experience with other acquisitions.

The recorded goodwill for the Stratus acquisition has been increased by $1,017,979 for deferred tax liabilities that were created as a result of the acquisition.  The deferred tax liabilities related to basis differences for financial statement and income tax purposes for intangible assets.

Goodwill recognized as part of the acquisition of Stratus reflects the value of adding Stratus to BillingTree to expand their commercial footprint, costs savings that BillingTree can bring to Stratus and intangible assets acquired and associated with the business that do not qualify for separate recognition.  The goodwill recognized will not be amortized for tax purposes.  Customer relationships and noncompetition agreements intangible assets are subject to amortization over their estimated useful lives of 10 and 2 years, respectively.

The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities of Stratus were recorded at their estimated fair values at the respective dates of acquisition.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquisition (Continued)

The accounts receivable acquired in the acquisition were amounts due from customers and third-party processors and have been collected in full.

Management believes that the Stratus’ future cash flows are not materially impacted by its ability to extend or renew its registered tradename.

Principles of Consolidation and Presentation

The accompanying consolidated financial statements of BT Intermediate and Subsidiaries (collectively, the “Company”) include the accounts of BT Intermediate, BillingTree, iPayX, Blue Cow and Stratus.  All significant intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

Cash

For the purpose of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less at date of acquisition to be cash equivalents.

Settlement Processing Cash and Obligations

Settlement-related cash balances represent funds that the Company holds when the incoming amount from the card networks precedes the funding obligation to the merchant. Settlement-related cash balances are not restricted; however, these funds are generally paid out in satisfaction of settlement processing obligations the following day. The Company also holds merchant funds (“merchant reserves”) that serve as collateral to minimize contingent liabilities associated with any losses that may occur under the merchant agreement. The Company records these merchant reserves in cash reserved for settlement processing obligations with a corresponding liability in settlement processing obligations in the consolidated balance sheet.

Settlement processing obligations consist of the following:

	2021	2020

Settlements liability to merchants	$13,366,434	$1,269,230
Merchant reserves	276,955	274,968

	$13,643,389	$1,544,198

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Accounts receivable represent monthly credit card and automated clearing house (“ACH”) gateway access and transaction fees due from customers, credit card residuals and commissions due from third-party processors, software license fees, fees for software maintenance, implementation and training services and subscription-based fees for business management software usage. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the period in which those differences are determined, with an offsetting entry to a valuation allowance for accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. As of March 31, 2021 and 2020, the Company did not have a valuation allowance on its accounts receivable as all outstanding receivables are generally collected within two months after the due date.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided over the estimated useful life of each class of depreciable asset using the straight-line method.  Leasehold improvements are amortized over the lesser of the useful life of the improvements or the term of the lease. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in other income or expense.

Software

The Company develops various software programs for internal use. In addition, certain software programs for internal use are currently being marketed to customers on a software-as-a-service monthly licensing basis. Software development costs are expensed as incurred until technological feasibility of the software program is established. Development costs incurred subsequent to technological feasibility are capitalized and amortized on a straight-line basis over the estimated useful life of the software program once placed in service. Capitalization of software costs is discontinued, and amortization begins when the software program is placed in service. Developed software technology acquired in business acquisitions is amortized over estimated useful lives of 10 to 12 years.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

Goodwill attributable to intangibles not qualifying for separate recognition was recognized in business acquisitions, including the Stratus acquisition described in Note 1. Goodwill is not being amortized and is evaluated annually for impairment. Any impairment loss recognized in future periods could have a significant impact on the consolidated financial statements.

Changes in the carrying amount of goodwill during the three months ended March 31, 2021 is as follows:

Goodwill, December 31, 2020	$59,447,261
Goodwill recognized in connection with the Stratus acquisition	6,682,150

Goodwill, March 31, 2021	$66,129,411

There were no changes to the carrying amount of goodwill during the three months ended March 31, 2020.

Other Intangibles

Noncompetition Agreements

In connection with business acquisitions, the Company entered into noncompetition agreements with former stockholders and certain employees. Noncompetition agreements are based upon management’s determination of whether it was probable the individuals would be a significant competitive threat to the Company without the agreement. Noncompetition agreements are amortized over the shorter of the agreement’s estimated useful life or the length of the agreement (typically ranging from 2 to 5 years) using the straight-line method.

Customer Relationships

The Company amortizes customer relationships on a straight-line basis over the estimated useful life of 10 years.

Tradenames

Certain tradenames are indefinite-lived intangible assets and, accordingly, are not subject to amortization but rather reviewed for impairment annually or on the occurrence of an event that indicates impairment may have occurred. Certain tradenames acquired in the iPayX acquisition were being amortized on a straight-line basis over their estimated useful life of 3 years. These tradenames were fully amortized as of March 31, 2021.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of assets to be held and used may not be recoverable. No impairment losses were recognized during the three months ended March 31, 2021 and 2020.

Risk Reserve Deposits

Risk reserve deposits on the accompanying consolidated balance sheets represent funds the Company has on deposit with third-party processors and banks held as a reserve for any potential chargebacks to the Company or unpaid fees in connection with the third-party and bank agreements. These reserve deposits are determined by the third-party processors and banks based upon the credit card processing volume of the Company’s customers and are subject to change at any time.

Loss Reserves

Disputes between a cardholder and a merchant periodically arise due to the cardholder’s dissatisfaction with merchandise quality or the merchant’s service. These disputes may not always be resolved in the merchant’s favor. In some of these cases, the transaction is charged back to the merchant and the purchase price is refunded to the cardholder by the card-issuing institution. If the merchant is unable to fund the refund, the Company is liable for the full amount of the transaction. The Company’s obligation to stand ready to perform is minimal. The Company evaluates its ultimate risk and records an estimate of potential loss for chargebacks related to merchant disputes based upon an assessment of actual historical loss rates compared to recent bankcard processing volume levels.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Transaction Fee Revenue

The Company derives revenue from the electronic processing of ACH, credit and debit card transactions that are authorized and captured through third-party and in-house networks. Typically, merchants are charged for these processing services based upon a flat fee per transaction and batch, which are agreed upon within the individual contract with each customer. Given the nature of the promise and the underlying transaction fees based on unknown quantities or outcomes of services to be performed over the contract term, the total consideration is determined to be variable consideration. The variable consideration for the processing service is usage-based and, therefore, it specifically relates to the companies’ efforts to satisfy their payment services obligation. The variability is satisfied each day the service is provided to the customer. The companies directly ascribe variable fees to the distinct day of service to which it relates and considers the services performed each day in order to ascribe the appropriate amount of total fees to that day. Therefore, the companies measure revenue for the payment service on a daily basis based on the services that are performed on that day.

Revenues derived from the electronic processing of ACH and certain credit card transactions are reported gross of amounts paid to sponsor banks and third-party processors.

Credit Card Residual Revenue

The Company also derives revenues from third-party credit card processors in the form of residual revenue. Residual revenue is recognized monthly, based on contractual agreements with such processors to share in the residual income derived from the underlying merchant agreements. The Company has determined that the third-party credit card processors control the services and the Company does not have the ability to direct the use of and obtain substantially all of the benefits of the services provided by the card issuing financial institutions and payment networks before those services are transferred to the Company’s customers. Accordingly, revenues from credit card residuals are recorded net of the amounts retained by the third-party credit card processors as the Company is considered the agent in the processing of these transactions.  Generally, these amounts are funded into the Company’s bank accounts in the subsequent month from when they were earned.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Software Revenues

Revenues for Blue Cow consist of term license fees for Blue Cow’s software products, software maintenance and software implementation and training services. Customers enter into initial contracts to license the Blue Cow software for a period of three months.  These contracts include the initial term license, implementation services, training and three months of post-contract customer support (“PCS”). In addition, these contracts may include data conversion services, which are priced separately. The implementation of the software takes one to two months until the go-live date, at which time the three-month PCS period commences. The Company requires a 50% deposit for these contracts, with the remaining 50% due at the software go-live date.

The Company has combined the initial term license, implementation services and any data conversion into a distinct performance obligation that is recognized over time. Other performance obligations under the contract relate to training and PCS.  PCS related to an initial license will be more involved than continuing license and are primarily used by the customer in the first month after the go-live date.  Accordingly, the Company recognizes revenue associated with these contracts 50% in the first month, 25% in the second month and 25% in the third month, which represents the timing of satisfaction of these performance obligations based upon their relative standalone selling price.  Any amounts allocated to PCS for the remaining months under the initial term not reflected above are considered immaterial in the context of the contract.

Upon completion of the initial three-month term license and PCS term, customers enter into new contracts for an additional term license and PCS for one-year periods.  The Company has determined that the term license and PCS, which includes rights to unspecified updates, upgrades and enhancements during the PCS period, are distinct performance obligations as the customer can benefit from the term license exclusive of the PCS.  The components of PCS, consisting of technical support and the right to unspecified updates, upgrades and enhancements, are accounted for as a single performance obligation as they are provided over the same period and have the same pattern of transfer to the customer.  The Company allocates 80% of the contract to the term license, representing its relative standalone selling price, which is recognized at a point in time.  The remaining 20% associated with PCS is recognized ratably over the one-year term of the PCS.

Amounts for the additional one-year term license and PCS are billed one month in advance and are due within 30 days of invoice date.  The Company recognizes deferred revenue for the amounts billed in advance and any unrecognized revenue in accordance with the Company’s revenue recognition policy above.  Deferred revenue as of March 31, 2021 and 2020 is $1,666,255 and $666,306, respectively.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Other Fee Revenue

Merchant customers are charged certain miscellaneous fees, including fees for handling chargebacks or unauthorized returns, monthly service fees, and fees for other miscellaneous services by the Company, which are agreed upon within the individual contract with each customer. These are recognized into revenue upon the occurrence of the event giving rise to the fees or, in the case of the monthly service fees, monthly for providing processing services to the customer for that month.

Monthly services fees billed in advance for iPayX are deferred and recognized in income ratably over the respective agreements, typically 30 to 60 days.  The remainder of the fees are billed to customers monthly for the prior month.  Generally, transaction and other fee revenues are auto drafted from the customer’s account in the month billed.  Certain customers receive manual invoices, which are due within 30 days of the invoice date.  Deferred revenue as of March 31, 2021 and 2020 related to monthly services fees billed in advance is $65,000.

Revenue Recognition Timing

Revenue recognized during the three months ended March 31, 2021 and 2020 based upon the timing of revenue recognition is as follows:

	2021	2020

Products and services transferred at a point in time	$257,630	$206,806
Products and services transferred over time	13,807,021	12,342,229

	$14,064,651	$12,549,035

Products and services transferred at a point in time consist primarily of annual term licenses of Blue Cow software.

Contract Balances

The opening contract balances from contracts with customers are as follows for the three months ended March 31, 2021:

Accounts receivable from contracts with customers	$9,601,352
Deferred revenue from contracts with customers	$1,973,570

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Contract Balances (Continued)

The opening contract balances from contracts with customers are as follows for the three months ended March 31, 2020:

Accounts receivable from contracts with customers	$5,607,582
Deferred revenue from contracts with customers	$1,080,438

Electronic Payment Processing Costs

The Company has entered into multiple agreements with partners and software providers whereby the Company pays commissions based upon electronic payment processing volume and the number of merchants maintained as customers. These costs are recognized as transactions and commissions expenses in the accompanying consolidated statements of operations.

Advertising Costs

Costs for advertising are expensed as incurred. Advertising expense was approximately $29,000 and $36,000 for the three months ended March 31, 2021 and 2020, respectively.

Equity-Based Compensation

The Company uses the fair value-based method of accounting prescribed by the Accounting Standards Codification for its equity incentive plan.  Under the Accounting Standards Codification, compensation expense related to the equity incentive plan is determined based on the estimated fair value of units granted (Note 8).

Acquisition-Related Costs

Acquisition-related costs include costs incurred associated with both consummated and non-consummated acquisitions.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

BT Intermediate has elected to be treated as a corporation for income tax purposes. The Company accounts for income taxes in accordance with the Accounting Standards Codification which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate principally to depreciation of property and equipment, amortization of goodwill, software and other intangible assets and deductibility of certain accrued liabilities and loss reserves.  In addition, as a result of business acquisitions, deferred taxes were established for basis differences for financial statement and income tax purposes for fixed assets, goodwill, intangible assets and loss reserves at the dates of acquisition.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has implemented the accounting guidance for uncertainty in income taxes using the provisions of the Accounting Standards Codification.  Using this guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely-than-not the positions will not be sustained upon examination by the tax authorities.  As of March 31, 2021 and 2020, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements.

The Company recognizes interest and penalties associated with income taxes in other expenses.  During the three months ended March 31, 2021 and 2020, the Company did not have any income tax related interest or penalty expense.

Date of Management’s Review

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through August 17, 2021, the date the consolidated financial statements were available to be issued.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 2 CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and closely monitors its financial institutions. Accordingly, the Company believes it is not exposed to any significant credit risk.

Accounts receivable is concentrated as the Company may be responsible for chargebacks that the merchant clients are unable to pay. The Company limits its credit risk in accounts receivable by performing credit evaluations of its customers’ financial conditions, daily review of customer chargeback activity and requiring reserves for any potential returned items.

NOTE 3PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2021	2020

Furniture, fixtures, and office equipment	$226,523	$226,523
Computer equipment	526,210	499,551
Leasehold improvements	235,179	235,179

	987,912	961,253
Accumulated depreciation and amortization	(659,723)	(542,325)

	328,189	418,928
Assets in progress	241,210	-

	569,399	418,928

Depreciation and amortization expense was $27,724 and $37,614 for the three months ended March 31, 2021 and 2020, respectively.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 4SOFTWARE

Software consists of the following:

	2021	2020

Developed software technology	$43,139,057	$38,997,740
Accumulated amortization	(14,981,636)	(10,759,104)

	28,157,421	28,238,636
Software development in progress	1,565,132	2,752,012

	$29,722,553	$30,990,648

Amortization expense was $1,190,703 and $1,004,091 for the three months ended March 31, 2021 and 2020, respectively.

NOTE 5OTHER INTANGIBLES

At March 31, 2021, the gross carrying amount and accumulated amortization of other intangible assets are as follows:

	Gross Balance	Accumulated Amortization	Net Balance
Amortized intangibles:
Noncompetition agreements	$2,550,257	$2,288,000	$262,257
Customer relationships	82,351,659	33,071,333	49,280,326
Tradename	80,000	80,000	-

	84,981,916	35,439,333	49,542,583
Unamortized intangibles:
Tradename	22,224,107	-	22,224,107

Total other intangible assets	$107,206,023	$35,439,333	$71,766,690

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 5OTHER INTANGIBLES (Continued)

At March 31, 2020, the gross carrying amount and accumulated amortization of other intangible assets are as follows:

	Gross Balance	Accumulated Amortization	Net Balance
Amortized intangibles:
Noncompetition agreements	$2,540,000	$1,784,000	$756,000
Customer relationships	78,290,000	25,242,333	53,047,667
Tradename	80,000	60,000	20,000

	80,910,000	27,086,333	53,823,667
Unamortized intangibles:
Tradename	22,060,000	-	22,060,000

Total other intangible assets	$102,970,000	$27,086,333	$75,883,667

Amortization expense was $2,083,250 and $2,089,917 for the three months ended March 31, 2021 and 2020, respectively.

Estimated amortization expense at March 31, 2021 for each of the next five years ending December 31 is as follows:

2021	$6,432,000
2022	8,240,000
2023	8,236,000
2024	8,235,000
2025	8,235,000

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 6LONG-TERM DEBT

Long-term debt consists of the following:

	2021	2020
Term Loan ("First Lien Term Loan") due in quarterly principal payments of $195,750 through March 2023, with a balloon payment due April 2023. Interest, at the election of management, is based upon LIBOR (1% floor) plus 4.25% or the Base Rate (as defined in the credit agreement) plus 3.25%.	$74,762,768	$75,533,518

Revolving loan allowing for maximum borrowings of the lesser of $10,000,000 or borrowing availablity (as defined in the credit agreement). Amounts outstanding under the revolving loan are due April 2023. Interest, at the election of management, is based upon LIBOR (1% floor) plus 4.25% or the Base Rate (as defined in the credit agreement) plus 3.25%. The revolving loan committment also allows for the issuance of standby letters of credit not to exceed $2,000,000.	4,500,000	10,000,000

	79,262,768	85,533,518
Unamortized debt issuance costs	(619,736)	(923,280)

	78,643,032	84,610,238
Current portion	(783,000)	(783,000)

	$77,860,032	$83,827,238

For all debt instruments described above, interest on LIBOR-based balances are payable on the last day of each interest period relating to such loan, but at least quarterly.  Interest on Base Rate-based balances are payable monthly.

Amortization of debt issuance costs is included within interest expense.

The long-term debt above is secured by substantially all assets of the Company, including all the outstanding stock of BillingTree owned by BT Intermediate. The credit agreement governing the First Lien Term Loan described above requires the Company to make mandatory prepayments of principal on the term loans equal to a percentage of excess cash flow (as defined) for the calendar year. The borrowers are also required to maintain certain financial and nonfinancial covenants, including a maximum total debt to EBITDA (as defined) ratio and minimum fixed charge coverage ratio.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 6LONG-TERM DEBT (Continued)

The aggregate principal maturities of long-term debt for the years ending December 31 are as follows:

2021	$587,250
2022	783,000
2023	77,892,518

$79,262,768

NOTE 7INCOME TAXES

Components of the income tax provision reported in the statement of operations are comprised of the following:

	2021	2020
Current provision:
Federal	$248,475	$-
Benefits of federal net operating loss carryforwards	(198,780)	-
State	77,268	33,249
Benefits of state net operating loss carryforwards	(34,828)	-

Total current provision	92,135	33,249

Deferred provision:
Federal	353,276	(245,437)
State	64,255	166,349

Total deferred provision	417,531	(79,088)

	$509,666	$(45,839)

The effective tax rate differs from the U.S. federal statutory rate of 21% due to state taxes, non-deductible meals and entertainment, non-deductible equity-based compensation and non-deductible acquisition-related costs.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 7INCOME TAXES (Continued)

The following are the components of the Company’s net deferred income taxes asset (liability) for federal and state income taxes:

2021     2020

Asset basis difference related to property
and equipment	$(2,195,048)	$(1,845,927)
Asset basis difference related to goodwill, software
and other intangible assets	(3,708,027)	(2,619,285)
Reserves and accrued liabilities	216,657	404,605
Federal and state tax net operating loss
carryforwards	2,887,025	3,065,065

	$(2,799,393)	$(995,542)

Federal and state tax net operating loss carryforwards of approximately $3,288,000 and $7,362,000, respectively, expire in various years from 2031 through 2040.  Federal tax net operating losses of approximately $9,073,000 do not expire.

NOTE 8EQUITY INCENTIVE PLAN

The terms of the limited partnership agreement of BT Intermediate’s parent, Billing Tree Parent, L.P. (“Billing Tree Parent”) provide a means by which eligible employees, officers, directors, advisors and consultants may be given the opportunity to benefit from the increases in value of the common equity of Billing Tree Parent through the granting of equity incentive units in Billing Tree Parent (the “Plan”). The Plan is administered by the Board of Managers of Billing Tree Parent, which has the discretion of determining when, to whom, and the participation level of the incentive unit to be granted under the Plan.

Incentive units are issued in one of three tranches: Tranche 1, Tranche 2 and Tranche 3.  As outlined in the limited partnership agreement, each tranche represents a level that the incentive unit participates in the profits of and distributions of Billing Tree Parent.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 8EQUITY INCENTIVE PLAN (Continued)

The following summarizes the equity incentive units authorized and granted:

					Weighted
					Average
	Tranche 1	Tranche 2	Tranche 3	Total	Participation
	Units	Units	Units	Units	Rate

Authorized	8,015,289	4,469,823	4,895,826	17,380,938

Outstanding at December 31, 2019	7,763,891	4,308,061	4,719,105	16,791,057	$2.10
Granted	-	-	-	-	$-
Forfeited	(46,491)	(29,192)	(32,435)	(108,118)	$1.87

Outstanding at March 31, 2020	7,717,400	4,278,869	4,686,670	16,682,939	$2.10

Outstanding at December 31, 2020	7,730,495	4,288,140	4,696,162	16,714,797	$2.12
Granted	-	-	-	-	$-
Forfeited	-	-	-	-	$-

Outstanding at March 31, 2021	7,730,495	4,288,140	4,696,162	16,714,797	$2.12

These granted units vest 20% after one year from the date of the grant, with the remaining 80% vesting in equal monthly installments through the fifth anniversary of the date of the grant.

The following summarizes vesting activity of the equity incentive units:

					Weighted
	Tranche 1	Tranche 2	Tranche 3	Total	Average
	Units	Units	Units	Units	Fair Value

Nonvested units at December 31, 2019	4,612,314	2,569,178	2,815,074	9,996,566	$0.15
Granted	-	-	-	-	$-
Vested	(819,116)	(451,260)	(493,943)	(1,764,319)	$0.15
Forfeited	(46,491)	(29,192)	(32,435)	(108,118)	$0.15

Nonvested units at March 31, 2020	3,746,707	2,088,726	2,288,696	8,124,129	$0.15

Nonvested units at December 31, 2020	2,762,409	1,558,852	1,707,675	6,028,936	$0.15
Granted	-	-	-	-	$-
Vested	(326,554)	(175,951)	(192,696)	(695,201)	$0.15
Forfeited	-	-	-	-	$-

Nonvested units at March 31, 2021	2,435,855	1,382,901	1,514,979	5,333,735	$0.15

As of March 31, 2021 and 2020, the weighted-average fair value of all vested units was $0.25, $0.09, and $0.04 for Tranche 1, Tranche 2 and Tranche 3 units, respectively.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

The fair value of equity units granted are estimated on the date of the grant using an option valuation (Black-Scholes) model. There were no equity units granted during the three months ended March 31, 2021 and 2020.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 8EQUITY INCENTIVE PLAN (Continued)

Equity-based compensation expense for these equity unit grants has been pushed down to the Company by Billing Tree Parent.  Compensation expense is recognized ratably over the vesting period associated with each incentive unit granted.

The Company accounts for forfeitures of incentive units as they occur.  Forfeitures occur for any unvested units upon separation of service by the employee.  All units, including vested and unvested, will be forfeited should there be a separation for cause or a material breach of any covenants in the terms of the unit grant agreements. There were no units forfeited during the three months ended March 31, 2021.  There were 108,118 units forfeited during the three months ended March 31, 2020.

The unit grant agreements governing the incentive units provide for a repurchase option by BillingTree Parent of any vested units at a price equal to the pro-rata fair market value of the units as of the date notice to exercise this repurchase option is given.

For the three months ended March 31, 2021 and 2020, the Company recognized $96,000 and $111,000, respectively, as compensation cost under the Plan. No deferred tax benefit was recognized for this as the tax deduction will be recognized on Billing Tree Parent’s return. At March 31, 2021 and 2020, unrecognized compensation cost related to nonvested incentive units totaled approximately $839,000 and $1,152,000, respectively. This amount will be recognized through 2025. The weighted-average period over which this remaining compensation cost will be recognized is 1.61 and 2.59 years, respectively.

NOTE 9DEFINED CONTRIBUTION PLAN

The Company established a defined contribution plan covering all qualified personnel. The Company makes discretionary contributions to the plan in such amounts as the Board of Directors determines, but not in excess of the maximum amount allowable under applicable provisions of the Internal Revenue Code. The plan also allows employees to make elective deferrals. The Company makes matching contributions on employee elective deferrals as defined in the plan document. Total expense under the plan was approximately $163,000 and $156,000 for the three months ended March 31, 2021 and 2020, respectively.

NOTE 10COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under operating leases that expire at various dates through September 2026.  The leases currently require total monthly payments of approximately $33,500 and escalate through the terms of the leases.  In addition, certain leases provide for periods of abated rent starting at the lease commencement date.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 10COMMITMENTS AND CONTINGENCIES (Continued)

Leases (Continued)

The Company records rent expense on a straight-line basis from the inception of the leases. Any difference between the calculated expense and the amounts actually paid are reflected as deferred rent in the accompanying consolidated balance sheets.

Future minimum lease payments on the operating leases described above for the years ending December 31 are approximately as follows:

2021	$171,000
2022	343,000
2023	371,000
2024	380,000
2025	390,000
Thereafter	282,000

$1,937,000

Total rent expense, including common area maintenance and other charges associated with the operating leases, was approximately $47,000 and $126,000 for the three months ended March 31, 2021 and 2020, respectively.

Legal Proceedings

The Company is party to legal disputes that may arise from time to time under the normal course of business. In the opinion of management, the resolution of such matters will not have a material adverse impact on the Company's financial position, results of operations or cash flows.

NOTE 11MANAGEMENT SERVICES AGREEMENT

BillingTree has entered into a management services agreement with a related party. Under the agreement, BillingTree pays $250,000 per quarter for management services. Fees for management services totaled $250,000 for each of the three months ended March 31, 2021 and 2020. Under terms of the agreement, in connection with the Stratus acquisition described in Note 1, BillingTree paid a transaction fee of $100,000 to the related party during the three months ended March 31, 2021, which is included in acquisition-related costs on the accompanying statement of operations. There were no amounts due to the related party under the management services agreement as of March 31, 2021 and 2020.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 12LIMITED LIABILITY COMPANY

The limited liability company agreement of BT Intermediate defines the rights and obligations of the members. Except as provided in the limited liability company agreement or in any agreement entered into by such person and BT Intermediate, and to the extent permitted by the Delaware Limited Liability Company Act, no manager, officer or member is personally liable to BT Intermediate or to another manager, officer or member.  BT Intermediate shall continue in perpetual existence until BT Intermediate’s members dissolve the company; it is dissolved by judicial decree or there are no members of the company.

NOTE 13SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest and income taxes was approximately $1,014,000 and $37,000, respectively, for the three months ended March 31, 2021. Cash paid for interest and income taxes was approximately $1,242,000 and $38,000, respectively, for the three months ended March 31, 2020.

During the three months ended March 31, 2021, the Company had noncash investing and financing activities of $700,000 of investment in Stratus that was contributed by Billing Tree Parent to the Company, in order for Stratus to become a wholly owned subsidiary of BillingTree and $197,979 of furniture deposits in other assets as of December 31, 2020 that were transferred to assets in progress within property and equipment.

NOTE 14SUBSEQUENT EVENTS

On April 23, 2021, BillingTree acquired 100% of the outstanding equity interests of Clear Payment Solutions, LLC (“Clear Payment Solutions”), a company that provides payment processing solutions to the ARM and other industries throughout the United States. The acquisition expands BillingTree’s footprint in the ARM industry and expands operations into new industries. The aggregate purchase price was approximately $9,592,645 and was paid in cash of approximately $4,095,645 and borrowings under the Company’s revolving loan of $5,500,000. In addition, under the terms of the equity purchase agreement, BillingTree is required to pay the sellers an earn-out amount, not to exceed $2,000,000, based upon Clear Payment Solution’s adjusted net revenue (as defined) for its fiscal year 2021.   The fair value of the earn-out payment was $1,000,000 as of the acquisition date and is considered additional consideration for the acquisition of the equity interests. Furthermore, in connection with the terms of the equity purchase agreement, the Company determined that there was a decrease to the purchase price of $149,169 associated with adjusted working capital delivered.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2021 and 2020

NOTE 14SUBSEQUENT EVENTS (Continued)

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

Cash	$389,577
Accounts receivable	266,581
Customer relationships	4,135,616
Tradename	167,096
Noncompetition agreements	10,443
Goodwill	6,533,105

Total identifiable assets acquired	11,502,418

Accounts payable and accrued liabilities assumed	(22,427)
Creation of deferred tax liability	(1,036,515)

Net assets acquired	$10,443,476

As of the date the financial statements are available to be issued, the third-party valuation of the acquired intangible assets is in progress.  Accordingly, provisional amounts of customer relationships, tradename, and noncompetition agreements have been recognized based upon management’s experience with other acquisitions.

In addition, on June 15, 2021, 100% of the equity interests in the Company were sold to Repay Holdings Corporation.